                    SUPPLEMENT TO OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                              GLEASON CORPORATION
                                       AT
                              $23.00 NET PER SHARE
                                       BY
                        TORQUE ACQUISITION CO., L.L.C.,
                          A WHOLLY OWNED SUBSIDIARY OF
                       VESTAR CAPITAL PARTNERS IV, L.P.,
                                     AND BY
                              GLEASON CORPORATION
--------------------------------------------------------------------------------

  THE OFFER AND WITHDRAWAL RIGHTS HAVE BEEN EXTENDED UNTIL 12:00 MIDNIGHT, NEW
    YORK CITY TIME, ON THURSDAY, FEBRUARY 17, 2000, UNLESS FURTHER EXTENDED.
--------------------------------------------------------------------------------

                                                                February 4, 2000

To Our Clients:

    Enclosed for your consideration is the Supplement, dated February 4, 2000 (the "Supplement"), to the Offer to Purchase, dated December 15, 1999, and the related Letter of Transmittal in connection with the offer by Torque Acquisition Co., L.L.C. ("Acquisition Company"), a newly formed Delaware limited liability company and a wholly owned subsidiary of Vestar Capital Partners IV, L.P. ("Vestar"), and Gleason Corporation, a Delaware corporation (the "Company" and, together with Acquisition Company, the "Purchasers"), to purchase all of the outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), of the Company, together with the associated preferred share purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), at a purchase price of $23.00 per Share, net to the seller in cash (such amount, or any greater amount per Share paid pursuant to the Offer, being referred to herein as the "Offer Price"), without interest thereon, with Acquisition Company agreeing to pay for and purchase (i) the first 4,862,749 Shares tendered pursuant to the Offer and the Company agreeing to pay for and purchase all Shares in excess of the 4,862,749 Shares paid for and purchased by Acquisition Company in the event that more than 4,862,749 Shares but less than 6,135,061 Shares are validly tendered and not withdrawn pursuant to the Offer, or
(ii) the first 2,318,126 Shares tendered pursuant to the Offer and the Company agreeing to pay for and purchase all Shares tendered in excess of the 2,318,126 Shares paid for and purchased by Acquisition Company in the event that 6,135,061 or more Shares are validly tendered and not withdrawn pursuant to the Offer, in each case, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 15, 1999, the Supplement and the enclosed Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"). We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

    We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is directed to the following:

       1. The Offer Price is $23.00 per Share, net to you in cash without interest.

       2.  The Offer is being made for all outstanding Shares.

       3. The Board of Directors of the Company has unanimously approved the Merger Agreement (as defined in the Supplement), Amendment No. 1 to the Merger Agreement, and the transactions contemplated thereby, including the Offer and the Merger (each, as defined in the Supplement), has unanimously determined that the Offer and the Merger are advisable, fair to, and in the best interests of, the Company's stockholders (other than the Acquisition Parties, their affiliates and the Foundation (each, as defined in the Offer to Purchase)) and unanimously recommends that stockholders accept the Offer and tender their Shares pursuant to the Offer.

       4. The Offer and withdrawal rights have been extended until 12:00 Midnight, New York City time, on Thursday, February 17, 2000, unless the Offer is further extended.

       5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer a minimum of 4,862,749 Shares (as defined in the Supplement), and (ii) the Company and, if necessary, Merger Subsidiary, receiving the financing for the Offer as contemplated by a revised bank commitment letter entered into by Acquisition Company, the Company and certain subsidiaries of the Company which, together with an equity contribution to be received by Acquisition Company, is sufficient to purchase the Shares pursuant to the Offer, to pay for the Merger Consideration (as defined in the Supplement) and to pay all related fees and expenses required to be paid by the Company in connection with the Offer and the Merger. The Offer is also subject to other terms and conditions.

       6. Any stock transfer taxes applicable to the sale of Shares to the Purchasers pursuant to the Offer will be paid by the Purchasers, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Except as disclosed in the Offer to Purchase and the Supplement, the Purchasers are not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchasers by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the opposite side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the opposite side of this letter. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

    STOCKHOLDERS WHO HAVE PREVIOUSLY TENDERED SHARES PURSUANT TO THE OFFER TO PURCHASE AND NOT VALIDLY WITHDRAWN THE TENDERED SHARES AND WHO WISH TO HAVE THOSE SHARES PURCHASED PURSUANT TO THE OFFER NEED NOT TAKE ANY FURTHER ACTION IN ORDER TO ACCEPT THE OFFER.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                              GLEASON CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the enclosed Supplement, dated February 4, 2000, to the Offer to Purchase, dated
December 15, 1999 (the "Supplement"), and the related Letter of Transmittal in connection with the Offer by Torque Acquisition Co., L.L.C. ("Acquisition Company"), a newly formed Delaware limited liability company and a wholly owned subsidiary of Vestar Capital Partners IV, L.P. ("Vestar"), and Gleason Corporation, a Delaware corporation (the "Company", and together with Acquisition Company, the "Purchasers"), to purchase all of the outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), of the Company, together with the associated preferred share purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), at a purchase price of $23.00 per Share, net to the seller in cash (such amount, or any greater amount per Share paid pursuant to the Offer, being referred to herein as the "Offer Price"), without interest thereon, with Acquisition Company agreeing to pay for and purchase (i) the first 4,862,749 Shares tendered pursuant to the Offer and the Company agreeing to pay for and purchase all Shares in excess of the 4,862,749 Shares paid for and purchased by Acquisition Company in the event that more than 4,862,749 Shares but less than 6,135,061 Shares are validly tendered and not withdrawn pursuant to the Offer, or (ii) the first 2,318,126 Shares tendered pursuant to the Offer and the Company agreeing to pay for and purchase all Shares tendered in excess of the 2,318,126 Shares paid for and purchased by Acquisition Company in the event that 6,135,061 or more Shares are validly tendered and not withdrawn pursuant to the Offer, in each case, upon the terms and subject to the conditions set forth in the Offer to Purchase, the Supplement and in the related Letter of Transmittal.

    This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer, the Supplement and the related Letter of Transmittal.

Number of Shares to be Tendered: Shares*

Dated: ------------------------

                                                            -------------------------------------------
                                                            -------------------------------------------
                                                                           Signature(s)
                                                            -------------------------------------------
                                                                           Print Name(s)

                                                            -------------------------------------------
                                                            -------------------------------------------
                                                                         Print Address(es)

                                                            -------------------------------------------
                                                                 Area Code and Telephone Number(s)
                                                            -------------------------------------------
                                                          Tax Identification or Social Security Number(s)

------------------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.